Enterprise Bancorp, Inc. Announces Private Placement of Subordinated Notes
Lowell, Mass. – February 3, 2015 (GLOBE NEWSWIRE)– Enterprise Bancorp, Inc. (Nasdaq: EBTC) (the “Company”), the holding company for Enterprise Bank and Trust Company, (the “Bank”), today announced that it has issued $15.0 million in aggregate principal amount of Fixed-to-Floating Rate Subordinated Notes Due 2030 (the “Notes”) through a private placement to an accredited investor.
The Notes, which are intended to qualify as Tier 2 capital for regulatory purposes, are due on January 30, 2030 (the “Maturity Date”) and are callable by the Company, subject to regulatory approval, at a premium beginning January 30, 2020 and at par beginning January 30, 2025. The Notes pay interest at a fixed rate of 6.00% per annum through January 30, 2025 and beginning on January 31, 2025 through the Maturity Date or any early redemption date, the interest rate on the Notes will adjust monthly at an interest rate of 3.90% plus 30-day LIBOR.
Jack Clancy, Chief Executive Officer said, “We plan on using a portion of the Subordinated Note proceeds to pay off in March 2015 our $10.5 million in Trust Preferred Securities. The Trust Preferred Securities were issued in 2000 and have an interest rate of 10.875%. The net result of the issuance of the Subordinated Notes and the payoff of the Trust Preferred Securities is a $4.5 million increase in regulatory capital and a net cumulative pre-tax savings of approximately $1.7 million over the next 10 years.”
This press release shall not constitute a notice of redemption for the Company’s trust preferred securities or an obligation to issue a notice of redemption for such trust preferred securities.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The above referenced securities offered and sold by the Company have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration.
About Enterprise Bancorp, Inc.
Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank. The Company principally is engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial and consumer loan products, deposit and cash management products as well as investment advisory and wealth management, and insurance services. The Company's headquarters and the bank's main office are located at 222 Merrimack Street in Lowell, Massachusetts. The Company's primary market area is the Merrimack Valley and North Central regions of Massachusetts and Southern New Hampshire. Enterprise Bank has 22 full-service branch offices located in the Massachusetts cities and towns of Lowell, Acton, Andover, Billerica, Chelmsford, Dracut, Fitchburg, Lawrence, Leominster, Methuen, Tewksbury, Tyngsborough and Westford and in the New Hampshire towns of Derry, Hudson, Nashua, Pelham, and Salem.

Contact:
James A. Marcotte, Executive Vice President,
Chief Financial Officer and Treasurer (978) 656-5614
Forward-Looking Statements
The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by reference to a future period or periods or by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” “plan,” and other similar terms or expressions. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition. For more information about these factors, please see our reports filed with or furnished to the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K on file with the SEC, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statements contained in this press release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.